                           ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is executed as of the ____ day of July, 1998, to be effective as of the 1st day of June, 1998, by and between DIVERSIFIED CORPORATE RESOURCES, INC., a Texas corporation ("BUYER"), having its principal place of business at 12801 North Central Expressway, Suite 350, Dallas, Texas 75243, and JCAP, INC., a Texas corporation, d/b/a Alliance Training Center ("SELLER"), having its principal offices at 1401 North Central Expressway, Suite 370, Richardson, Texas 75080.

       WHEREAS, Seller is engaged in the business of employee training (the "BUSINESS"); and

       WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on the terms and conditions hereinafter set forth, the Business as a going concern and certain of the properties and assets owned by Seller (the "TRANSACTION").

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Seller and Buyer hereby agree as follows:

                                  ARTICLE 1

                         PURCHASE AND SALE OF ASSETS

       1.1 AGREEMENT TO PURCHASE AND SELL. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, free and clear of all liens, claims and encumbrances, and Buyer agrees to purchase and assume from Seller, (a) the assets and properties described in SECTION 1.2 (all such assets and properties being herein collectively referred to as the "ASSETS" and individually referred to as an "ASSET") and (b) the Assumed Liabilities (as defined in SECTION 2.1). The Assets shall not include the Excluded Assets (as defined in SECTION 1.3).

       1.2 ASSETS TO BE CONVEYED. Subject to SECTION 1.3, the Assets shall consist of all assets owned by Seller used in connection with the Business and which are described in the following CLAUSES (A) through (L):

              (a) REAL PROPERTY LEASES. The Seller's leasehold interests, as reflected in (i) that certain Commercial Lease Agreement, dated as of July 10, 1996, as amended, in the real property located at 6309 N. O'Connor Blvd., Irving, Texas (the "IRVING LEASED PROPERTY"), and (ii) that certain Lease Agreement, dated as of April 15, 1994, as amended, in the real property located at 1401 N. Central Expressway, Richardson, Texas (the "RICHARDSON LEASED PROPERTY" and together with the Irving Leased Property, collectively, the "LEASED PROPERTIES"), copies of which are attached hereto as SCHEDULE 1.2(A) (the "REAL PROPERTY LEASES"), upon terms acceptable to Buyer.

              (b) EQUIPMENT. All of Seller's furniture, fixtures, equipment, machinery, apparatus, appliances, vehicles, implements and all other tangible personal property of every kind and description (the "EQUIPMENT").

              (c) ASSUMED CONTRACTS. All right, title and interest of Seller as of the Closing in, to and under the contracts and agreements described on
SCHEDULE 1.2(C) attached hereto (the "ASSUMED CONTRACTS") and all of Seller's rights (including rights of refund and offset), privileges, claims, causes of action and options relating or pertaining to the Assumed Contracts or any thereof.

              (d) PERMITS. To the extent transferrable, all right, title and interest of Seller as of the Closing (as defined below) in, to and under all permits and licenses relating to the Business or all or any of the Assets.

              (e) BOOKS AND RECORDS. All of Seller's books, records, papers and instruments of whatever nature and wherever located, whether stored in or readable or accessible by computer or otherwise, relating to the Business and the Assets, including, without limitation, accounting and financial records, sales records, customer data and supplier data, but excluding checkbooks, bank statements, canceled checks, tax returns, articles of organization and certificates of ownership interest.

              (f) PREPAID EXPENSES. All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses, bonds, deposits and financial assurance requirements relating to any of the Assets or the Business.

              (g) INSURANCE PROCEEDS. All insurance proceeds and insurance claims of Seller relating to all or any part of the Assets or the Business.

              (h) WARRANTY RIGHTS. To the extent transferrable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller is entitled to enforce with respect to the Assets against Seller's predecessors in title to the Assets.

              (i) COMPUTER PROGRAMS. To the extent transferrable, all of Seller's rights, if any, in computer programs and computer software, along with license rights pertaining thereto, to the extent relating or pertaining to the Business and or the Assets.

              (j) NAME. All of Seller's rights and interest in the name "Alliance Training Center" and all related and similar names, logos and trade names including, without limitation, all of Seller's corporate, copyright, trademark and service mark rights and interests in such names, logos and trade names, and goodwill associated therewith.

              (k) INTANGIBLE ASSETS. All customer lists, patents, trademarks, trade names, service marks, copyrights, processes, formulas, trade secrets, proprietary and technical information, know-how, other trade rights and other intangible assets, together with all rights to, and applications, licenses and franchises for, any of the foregoing, relating to the Business, including, but not limited to, those listed in SCHEDULE 1.2(K).

              (l) OTHER INTANGIBLES. All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of action and options relating or pertaining to the Business and the Assets.

       1.3 ASSETS NOT TO BE CONVEYED. Notwithstanding anything to the contrary contained herein, the Assets shall not include any assets not described in CLAUSES (A) through (L) of SECTION 1.2. Without limiting the generality of the foregoing, the Assets shall not include: (a) the company minute books of Seller; (b) all claims of Seller for refunds of any income taxes (whether federal, state, local, foreign or other) applicable to periods prior to the Closing; (c) any rights accruing as a result of, or any proceeds paid or payable in accordance with, this Agreement; (d) all insurance proceeds and insurance claims of Seller, except for proceeds and claims relating to any damage, loss or casualty to all or any part of the Assets or the Business; (e) accounts receivable and two of Seller's personal pictures; and (f) all of Seller's other assets not specifically described in SECTION 1.2 (collectively, the "EXCLUDED ASSETS").

       1.4 NON-ASSIGNABLE CONTRACTS. In the case of any contracts or agreements which by their terms or by virtue of their subject matter are not assignable without the consent of a third party (collectively, the "NON-ASSIGNABLE CONTRACTS"), Seller will use its reasonable best efforts to obtain, prior to the Closing, any written consents necessary to convey to Buyer the benefit thereof. In the event that any third party to a Non-Assignable Contract has not consented to an assignment thereof to Buyer for any reason, then Buyer shall have absolutely no liability or obligation to Seller, such third party or any other party with respect to such Non-Assignable Contract and such Non-Assignable Contract shall be deemed to not be an Asset or an Assigned Contract pursuant to the terms of this Agreement; and, if any Non-Assignable Contract is not assigned by Buyer for any reason, and Buyer considers in its sole judgment that such Non-Assignable Contract is material to the business to be conducted by Buyer after the Closing Date (as defined in SECTION 3.1) then, at Buyer's option, Buyer shall have no obligation to consummate its purchase hereunder. In the event that Buyer consummates its purchase hereunder and any Non-Assignable Contract has not been assigned to Buyer for any reason then either (a) Buyer and Seller shall negotiate in good faith to adjust the Purchase Price based on such event and/or (b) Buyer and Seller shall cooperate in good faith with the other party in any reasonable arrangement necessary or desirable to provide Buyer the benefits of such Non-Assignable Contract.

                                  ARTICLE 2

                                PURCHASE PRICE

       2.1    PAYMENT OF PURCHASE PRICE.

              (a) The total purchase price for the Assets (the "PURCHASE PRICE") shall be (i) $112,984.57 (the "ASSETS VALUE"), PLUS (ii) the aggregate Annual Earn-Out Amounts to be paid to Seller pursuant to Section 2.1 hereof, PLUS (iii) the payment or assumption by Buyer of those liabilities and obligations of Seller listed on SCHEDULES 1.2(C) AND 2.1 (the liabilities and obligations listed on SCHEDULES 1.2(C) AND 2.1 being referenced to as the "ASSUMED LIABILITIES").

              (b) The "ANNUAL EARN-OUT AMOUNTS" shall be determined in accordance with generally accepted accounting principles as consistently applied by the Buyer and its subsidiaries in prior years and shall be equal to eight percent (8%) of the annual after-tax net income of Train International, Inc., a Texas corporation and wholly-owned subsidiary of Buyer ("TRAIN"), in excess of the following amounts (each a "BASE AMOUNT") with respect to the calendar year corresponding thereto:

                     CALENDAR YEAR                    BASE AMOUNT
                     -------------                    -----------
                         1998                           $468,750
                         1999                           $312,500
                         2000                           $312,500
                         2001                           $312,500

              (1) Anything in this Agreement to the contrary notwithstanding, Seller and Buyer agree that in no event whatsoever shall the total Annual Earn-Out Amounts paid to Seller be less than $100,000 (the "MINIMUM EARN-OUT AMOUNT") no matter how long Christine Ploof is employed by Train or the circumstances of the termination of her employment.

              (2) Anything in this Agreement to the contrary notwithstanding, Seller and Buyer agree that in no event whatsoever shall the Minimum Earn-Out Amount paid be less than the amounts set forth below with respect to the calendar year corresponding thereto (each a "MINIMUM ANNUAL EARN-OUT AMOUNT"), no matter how long Christine Ploof is employment by Train or the circumstances of the termination of her employment:

                     CALENDAR YEAR                    BASE AMOUNT
                     -------------                    -----------
                         1998                           $37,500
                         1999                           $25,000
                         2000                           $25,000
                         2001                           $12,500

              (3) Anything in this Agreement to the contrary notwithstanding, Seller and Buyer agree that in no event whatsoever shall the total Annual Earn-Out Amounts paid to Seller exceed $250,000 (the "MAXIMUM EARN-OUT AMOUNT").

              (4) If Christine Ploof is employed by Train for less than a full calendar year in any year in which there is an Earn-Out Balance for that calendar year, then the excess shall be pro rated and paid based upon a 365 day year to the date of termination. For purposes of this
       Section 2.1, the term "EARN-OUT BALANCE" shall mean the amount, if any, that the Annual Earn-Out Amount for any particular calendar year exceeds the Minimum Earn-Out Amount for such calendar year.

              (c) The Purchase Price for the Assets shall be payable by Buyer to Seller in cash, pursuant to a cashier's check, as follows:

              (1)    the Assets Value shall be due and payable at the Closing;

              (2) the Minimum Earn-Out Amounts shall be due and payable as follows:

                     (A)    $25,000 shall be due and payable at the Closing;
                     (B) $12,500 shall be due and payable on December 31, 1998;
                     (C) $25,000 shall be due and payable on December 31, 1999;
                     (D) $25,000 shall be due and payable on December 31, 2000; and
                     (E)    $12,500 shall be due and payable on June 30, 2001;

              (3) the Earn-Out Balance shall be due and payable on or before the 31st day of March in the year following the year such Earn-Out Balance was determined.

       2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets in the manner set forth in SCHEDULE 2.2, to be delivered by Buyer to Seller on or prior to the Closing Date; and the parties agree (a) to comply with all filing, notice and reporting requirements described in Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE") and (b) that, without the consent of both parties, neither party will make any representation to any other party as to such allocation that is at variance with the allocation set forth on such schedule.

       2.3 PRORATIONS. The following matters and items pertaining to the each of the Assets shall be apportioned (based upon a 365-day year) between Seller and Buyer, or where applicable, credited in total to Seller or Buyer, as the case may be, as of the Effective Date. Unless otherwise indicated below, Buyer shall receive a credit for any of the items in this Section 2.3 to the extent the same are accrued but unpaid as of the Effective Date (whether or not due, owing or delinquent as of the Effective Date), and Seller shall receive a credit to the extent any of the items in this Section 2.3 shall have been paid prior to the Effective Date to the extent the payment thereof relates to any period of time after the Effective Date. Net credits in favor of Buyer shall be deducted from the Purchase Price, and net credits in favor of Seller shall be added to the Purchase Price. The provisions of this SECTION 2.3 shall survive the Closing.

              (a) TAXES. All taxes (other than federal, state, local and foreign income, capital stock, windfall profits and franchise taxes) shall be prorated as of the Effective Date between Buyer and Seller. If the amount of any such taxes is not ascertainable on the Effective Date, the proration therefor shall be based on the most recent available bill and adjusted as necessary on a post-closing basis.

              (b) LEASES. Any amounts prepaid, accrued or due and payable under the Leases with respect to common areas shall be prorated as of the Effective Date between Buyer and Seller.

                                   ARTICLE 3

                                    CLOSING

       3.1 TIME AND PLACE OF CLOSING. The sale and purchase of the Assets pursuant to this Agreement (the "CLOSING") shall take place at the principal offices of Jenkens & Gilchrist, a Professional Corporation, counsel for Buyer, located at 1445 Ross Avenue, Suite 3200, Dallas, Texas, or at such other time and place as the parties may agree; but in no event later than ____________, 1998. The date of Closing is referred to in this Agreement as the "CLOSING DATE." The parties agree that time is of the essence with respect to the foregoing and all other time periods set forth herein.

       3.2 ACTIONS TAKEN AT CLOSING BY SELLER. At the Closing, Seller shall take the following actions, all of which shall constitute conditions precedent to Buyer's obligations to close hereunder:

              (a)    execute and deliver to Buyer the following:

              (1) a lease assignment and assumption (each a "LEASE ASSIGNMENT" and collectively the "LEASE ASSIGNMENTS") in form and substance acceptable to Buyer and Seller that transfers, assigns and conveys to Buyer and Train all of Seller's estates, rights, titles and interests in, to and under each of the Real Property Leases;

              (2) a bill of sale conveying all of the personal property included in the Assets in the form of EXHIBIT B attached hereto; and

              (3) an assignment and assumption respecting all of the Assets and Assumed Liabilities in the form of EXHIBIT C hereto (the "ASSUMPTION AGREEMENT").

              (b)    deliver to Buyer the following:

              (1) true, correct and complete copies of Seller's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of Texas;

              (2) certificate(s) of the Secretary of State of Texas, dated as of a recent date, duly certifying as to the existence and good standing of Seller as a corporation under the laws of the State of Texas;

              (3) written instruments evidencing all consents necessary to consummate the transaction contemplated hereby, including, without limitation, consents necessary to transfer the Assumed Contracts;

              (4) a certificate duly executed by the Secretary or Assistant Secretary of Seller pursuant to which such officer shall certify (A) the due adoption by the Board of Directors and by the shareholders of Seller of corporate resolutions attached to such certificate authorizing the transaction and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (B) the incumbency and true signatures of those officers of Seller duly authorized to act on its behalf in connection with the Transaction and this Agreement and to execute and deliver this Agreement and the other agreements and documents contemplated hereby on behalf of Seller; and
       (C) that the copy of the Bylaws of Seller attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

              (5) original copies of all Assumed Contracts and all amendments, supplements or modifications thereto;

              (6) all of Seller's books and records constituting a part of the Assets;

              (7)    the certificate of Seller required by SECTION 9.1 and
       SECTION 9.2;

              (8) possession or constructive possession of the Assets and access to and keys for any properties related to the Business;

              (9) such documents necessary to release the Assets from all liens, claims and encumbrances, which documents shall be in form and substance satisfactory to Buyer and to Buyer's counsel;

              (10) duly endorsed certificates of title to all motor vehicles constituting a part of the Assets transferring title thereto to Buyer;

              (11) cause Christine Ploof to enter into an employment agreement with Train (the "EMPLOYMENT AGREEMENT"), effective as of June 1, 1998, substantially in the form of EXHIBIT A hereto;

              (12) evidence in form and substance satisfactory to Buyer of the payoff of Nationsbank of Texas, N.A. of amounts owing by Seller and all executed termination statements and releases required by Buyer in connection with the termination and release of any and all liens and security interests currently held by Nationsbank of Texas, N.A. with respect to any of the Assets.

              (13) such other agreements, documents and/or instruments, including such specific assignments, bills of sale and other instruments of conveyance and transfer, in form and substance acceptable to Buyer, Seller and their respective counsel, as may be necessary to transfer, convey and deliver the Assets from Seller to Buyer and to vest in Buyer title thereto free and clear of all liens, claims and encumbrances;

              (14) all other documents required to be executed and delivered by Seller pursuant to this Agreement; and

              (15) perform all other obligations required to be performed at Closing by Seller pursuant to this Agreement.

       3.3 ACTIONS TAKEN AT CLOSING BY BUYER. At the Closing, Buyer shall take the following actions, all of which shall constitute conditions precedent to Seller's obligations to close hereunder:

              (a)    execute and deliver to Seller the following:

              (1)    the Lease Assignments; and

              (2)    the Assumption Agreement.

              (b)    deliver to Seller the following:

              (1) true, correct and complete copies of Buyer's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of Texas;

              (2) certificate(s) of the Secretary of State of Texas, dated as of a recent date, duly certifying as to the existence and good standing of Buyer as a corporation under the laws of the State of Texas;

              (3) a certificate duly executed by the Secretary or Assistant Secretary of Buyer pursuant to which such officer shall certify (i) the due adoption by the Board of Directors of Buyer of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby, (ii) the incumbency and true signatures of those officers of Buyer duly authorized to act on its behalf, in connection with the Transaction and this Agreement and to execute and deliver this Agreement and the other agreements and documents contemplated hereby on behalf of Buyer, and
       (iii) that the copy of the Bylaws of Buyer attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

              (4)    the certificate of Buyer required by SECTION 10.1 and
       SECTION 10.2;

              (5)    cause Train to enter into the Employment Agreement;

              (6) documentation evidencing the simultaneous transfer of the Business and Assets to Train effective as of the Closing;

              (7) all other documents required to be executed and delivered by Buyer pursuant to this Agreement; and

              (8) perform all other obligations required to be performed at Closing by Buyer pursuant to this Agreement.

       3.4 EFFECTIVE DATE. Upon the Closing of the transactions contemplated herein, the exchange and transfer of the Assets and the assumption of the Assumed Liabilities shall be deemed to have occurred and shall be effective for accounting and tax purposes as of 12:01 a.m. on June 1,

1998 (the "EFFECTIVE DATE"); provided that this provision is not intended to modify any of the representations, warranties, covenants or undertakings given by any party hereto which relate to the Closing Date.

                                   ARTICLE 4

                        PERSONNEL AND EMPLOYEE BENEFITS

       4.1 PERSONNEL. Buyer may, after the Closing, offer employment on a temporary or permanent basis to the employees of Seller other than Christine Ploof (collectively, the "EMPLOYEES"). Seller shall encourage all Employees offered employment by Buyer to accept employment with Buyer and Seller shall not, directly or indirectly, solicit the employment of, or seek to retain the services of, any such Employees without the prior written consent of Buyer.

       4.2 EMPLOYEE BENEFITS. Buyer expressly is not required to assume, adopt or accept any other employee benefit plan, contract, practice, program, policy or arrangement of any kind of Seller, including, without limitation, any stock option, bonus, compensation, retirement, profit sharing, vacation, medical, disability benefit, life insurance or severance pay plan, contract, practice, program, policy or arrangement and shall have no liability whatsoever under any such employee benefit plan, contract, practice, program, policy or arrangement.

                                  ARTICLE 5

                   SELLER'S REPRESENTATIONS AND WARRANTIES

              Seller represents and warrants to Buyer as follows:

       5.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, such being the only jurisdiction where Seller conducts business or owns property.

       5.2 AUTHORITY. Seller has full power and authority to own and lease the Assets and to conduct the Business as it is now being conducted, and to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out the terms and obligations hereof and thereof. Seller has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby.

       5.3 EXECUTION AND DELIVERY. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Seller and each constitutes the valid and binding obligation of Seller, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

       5.4 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS. Seller is not in violation of or default under, and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Seller will not violate or be in conflict with or result in the creation or imposition of any lien, charge or encumbrance under (a) any material provision of any Assumed Contract or any other contract or agreement to which Seller is a party or by which any of the Assets are bound, (b) any provision of the charter or Bylaws of Seller, (c) any federal, state or local law, statute, regulation or ordinance applicable to the Business or any of the Assets, or (d) any provision of the Seller's permits or licenses affecting or relating to the Assets or the Business. To the best of Seller's knowledge, Seller is in compliance in all material respects with all federal, state or local laws, statutes, regulations or ordinances governing or applicable to the Business or the Assets.

       5.5 CONSENTS. Except for the consents specified in SCHEDULE 5.5 hereto (all of which have been obtained or will have been obtained prior to Closing), no approval, consent, authorization or action of or filing with any governmental body or other third party is required on the part of Seller in connection with (a) the execution, delivery or performance by Seller of this Agreement or the other agreements and documents contemplated hereby or (b) the consummation by Seller of the Transaction, including, without limitation, the assumption by Buyer of the Assumed Contracts.

       5.6 ASSETS; TITLE TO ASSETS; LIENS. Except for the Excluded Assets described in SECTION 1.3, the Assets described in CLAUSES (A) through (L) of
SECTION 1.2 hereof are the only assets, properties, rights and interests used by the Seller in connection with the Business. The Assets to be conveyed to Buyer under this Agreement constitute all of the assets, properties, rights and interests necessary to conduct the Business in substantially the same manner as conducted by Seller prior to the Closing Date. Except with respect to the Excluded Assets described in SECTION 1.3, no officer, director, shareholder or employee of Seller has retained any material interest in any property, real or personal, tangible or intangible, used or pertaining to Business of Seller. Seller has good and marketable title to all of the Assets, free and clear of any mortgages, liens, security interests, pledges, claims and other encumbrances of any kind or nature whatsoever (collectively, the "LIENS"), except for those permitted encumbrances described on SCHEDULE 5.6 hereto. Except as described in
SCHEDULE 5.6 hereto, no mortgage, financing statement or similar document that names Seller as debtor and that covers any of the Assets is on file in any jurisdiction and Seller has not signed any presently effective security agreement authorizing any secured party thereunder to file any such financing statement. The execution, delivery and performance of this Agreement by Seller will not result in the creation or imposition of any Lien on any of the Assets.

       5.7 CONDITION OF ASSETS. The Equipment (other than obsolete equipment that is neither being used in the Business nor necessary for the conduct of the Business consistent with past practices): (a) has been properly maintained and is in good operating condition (except for ordinary wear and tear, which in the aggregate will not have a material adverse effect on the Business), (b) is capable of being used in the Business as presently being conducted without present need for repair or replacement except in the ordinary course of the Business, and (c) conforms in all material respects with all applicable legal requirements.

       5.8 PERMITS. Seller possesses all the permits and licenses necessary to own, operate, use and maintain the Assets in the manner in which they are now being maintained and operated and to conduct the Business as now being conducted. Such permits and licenses are either (a) assignable to Buyer without the consent or approval of any governmental body or third party or (b) of such a ministerial nature that suitable replacements will be readily obtainable by Buyer in due course upon proper application therefor without Buyer incurring any material cost or expense. Seller is in compliance in all material respects with the terms of such permits and licenses.

       5.9 CHANGES. Except as described in SCHEDULE 5.13 hereto, since May 31, 1998, (a) to Seller's actual knowledge, with respect to the Assets and the Business there has been no material adverse change nor any event or condition that has had, or has a reasonable possibility of having in the future, a material adverse change; (b) the Business has been conducted only in the ordinary course and, except as previously disclosed to Buyer in writing, in substantially the same manner in which it had been previously conducted;
(c) Seller has not entered into any transactions whatsoever (except this Agreement) with respect to the Assets or the conduct of the Business other than in the ordinary course of the Business; (d) Seller has not sold, leased, mortgaged, pledged or subjected to any lien, security interest or other charge or otherwise encumbered or disposed of any of the Assets other than in the ordinary course of the Business; (e) the Assets have been maintained and repaired in the usual and ordinary course and operated in a good and workmanlike and prudent manner consistent with past practices; (f) Seller has not waived any material rights or forgiven any material claims constituting or which would constitute an Asset; and (g) to the best of Seller's knowledge, Seller has complied in all respects with all applicable legal requirements.

       5.10 ASSUMED CONTRACTS. Seller has previously delivered or made available to Buyer true, correct and complete copies of all of the Assumed Contracts described in SCHEDULE 1.2(C). SCHEDULE 1.2(C) contains a complete and accurate list of all contracts to which Seller is a party and which in any way relate to the operations or properties of the Business or which are or will be binding upon the Business or the Assets. All of the Assumed Contracts are valid and in full force and effect and neither Seller nor, to the best of Seller's knowledge, any other party to the Assumed Contracts has breached any material provision of, is in violation or in default in any material respect under the terms of, and no event has occurred that, with the lapse of time or action by a third party or both, would result in a violation or a default in any material respect under the terms of, or in acceleration of any payments due under, any Assumed Contract.

       5.11 REAL PROPERTY LEASES. Seller has heretofore delivered to Buyer correct and complete copies of the Real Property Leases and all amendments thereto. Neither Seller nor, to the best of Seller's knowledge, the landlord under any such lease has breached any material provision of or is in violation or in default in any material respect under the terms of such lease. Seller enjoys peaceful and undisturbed possession under each of the Real Property Leases, and each such lease is valid and subsisting and in full force and effect. Seller has not received any written notice from the landlord under any of the Real Property Leases that there exists an event or condition that has not since been cured or waived and that, with or without the passage of time or the giving of notice or both, would constitute after the date hereof a default under such lease.

       5.12   TAXES.

              (a) Seller has filed all federal, state and other tax reports or returns required by applicable legal requirements to be filed by it in connection with the Assets or the Business and has either discharged or caused to be discharged, as the same have become due, all taxes attributable or relating to the Assets or the Business for any period or periods ending on or before the Closing Date.

              (b) All such tax reports or returns fairly reflect the taxes of Seller for the periods covered thereby. To Seller's actual knowledge, Seller is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency or delinquency asserted against Seller and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Seller that could be asserted by any taxing authority. No Internal Revenue Service audit of Seller is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements (as defined in SECTION 5.16). Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. Seller has not committed any violation of any federal, state, local or foreign tax laws. All monies required to be withheld by Seller from Employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by Seller to governmental agencies or set aside in accounts for such purpose have been so paid or set aside, or such monies have been approved, reserved against and entered upon the books of Seller.

       5.13 LITIGATION. Except as disclosed on SCHEDULE 5.13 hereto, no legal action, suit or proceeding, judicial or administrative, or governmental investigation is to the knowledge of Seller pending or threatened against Seller or any of the Assets that (a) if adversely determined, has a reasonable possibility of causing in the future a material adverse effect on the Business or the Assets or (b) questions or might question the validity of this Agreement or any actions taken or to be taken by Seller pursuant hereto or seeks to enjoin or otherwise restrain the Transaction. Seller does not know of any basis for any such action, suit, proceeding or investigation. Except as disclosed on
SCHEDULE 5.13 hereto, there are no orders, decrees or judgments of any court or governmental body against Seller (i) that remain undischarged or otherwise are in effect and that interfere in any respect with, or impose a burden on, the Business or the operation or use of the Assets in the ordinary conduct of the Business or (ii) with respect to which Seller is in default.

       5.14 GROUP HEALTH PLANS. With respect to Seller's "group health plan(s)" (as defined in section 4980B(g)(2) of the Internal Revenue Code of 1986, as amended (the "CODE")), if any, except as set forth in SCHEDULE 5.14:

              (a) Seller has complied in all material respects with the continuation health care coverage requirements of section 4980B of the Code, as such requirements apply with respect to any Employee (or prior employee of Seller) or any "qualified beneficiary" of such employee (as defined in section 4980B(g)(1) of the Code) on or prior to (i) the Closing Date.

              (b) Except as has been previously disclosed to Buyer, Seller has no present intention of terminating any group health plan(s) that Seller currently maintains.

              (c) Seller is solely responsible for complying with the requirements of Section 4980B of the Code with respect to each Employee (and any qualified beneficiary of such Employee), who does not become an employee of the Buyer effective immediately after the Closing Date, it being the intention of the parties that any group health plan(s) maintained by Buyer shall not constitute a successor plan(s) to the Seller's group health plan(s), and that Buyer is not a successor employer with respect to Seller's group health plan(s), nor is Seller a predecessor employer with respect to Buyer's group health plan(s).

       5.15 ERISA. Seller has met its minimum funding requirements under the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder ("ERISA"), with respect to all employee benefit or other plans maintained for employees of Seller, and Seller has not incurred, nor does Seller know of any basis for, any liability to the Pension Benefit Guaranty Corporation in connection with any such plan.

       5.16 FINANCIAL INFORMATION. The unaudited financial statements of Seller set forth in SCHEDULE 5.16 hereto (the "FINANCIAL STATEMENTS") were prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (other than deviations from GAAP which could not reasonably be expected to result in material changes to the Financial Statements if such statements were prepared in accordance with GAAP) and are true, correct and complete, and present fairly the financial position of Seller as of the dates indicated and the results of its operations for the periods specified.
The Financial Statements consist of (a) the unaudited balance sheet of Seller as of May 31, 1998, and (b) the unaudited income statement of Seller for the five
(5) month period ended on that date. The unaudited balance sheets contained in the Financial Statements are sometimes referred to herein as the "BALANCE SHEETS." Except as otherwise disclosed in this Agreement or SCHEDULE 5.16 hereto, the Financial Statements reflect all liabilities of Seller, accrued, contingent, or otherwise (known or unknown, asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Closing. Except as set forth in the Financial Statements or as otherwise disclosed in this Agreement or SCHEDULE 5.16 hereto, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Seller knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

       5.17 ACCOUNTS PAYABLE. Attached hereto as SCHEDULE 5.17 is a complete and accurate list of all accounts payable of the Business as of May 31, 1998, showing the name of each account creditor and the amount due to each by invoice number and date.

       5.18 BOOKS OF ACCOUNT. The books of account of Seller have been kept accurately in the ordinary course of the Business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Seller have been properly recorded in such books.

       5.19   ENVIRONMENTAL MATTERS; OSHA COMPLIANCE.

              (a) Except as described on SCHEDULE 5.19 attached hereto and except where all of the matters referred to in any of the clauses (i) through
(iv) below in the aggregate could not reasonably be expected to have a material adverse effect on Seller or the Business or the Assets:

              (1) Seller and all of its properties, assets and operations are in full compliance with all federal, state and local laws, regulations and requirements pertaining to health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, and all amendments thereto, and all similar laws, regulations and requirements of any governmental authority or agency having jurisdiction over Seller or any of its properties or assets (collectively, "ENVIRONMENTAL LAWS"). Seller is not aware of and has not received any notice of any past, present or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance or continued compliance of Seller with any or all Environmental Laws.

              (2) Seller has obtained all permits, licenses and authorizations that are required under Environmental Laws.

              (3) No Hazardous Substances (as defined below) exist on, about or within, or have been used, generated, stored or disposed of on, or released from any of the properties or assets of Seller other than in compliance with Environmental Laws, or transported from any of such properties or assets unless by a duly authorized or licensed disposal firm, and Seller has retained all documentation required by Environmental Laws relating to such disposal. For the purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall include any substance, product, waste, pollutant, material, chemical, contaminant, constituent or other material that is listed, regulated or addressed under any Environmental Law, including, without limitation, asbestos, petroleum and polychlorinated biphenyls. The use that Seller makes of its properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in or from any such properties or assets other than in compliance with Environmental Laws.

              (4) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to the knowledge of Seller, threatened against Seller relating in any way to any Environmental Law. Seller (A) has no liability for remedial action under any Environmental Law, (B) has not received any request for information by any governmental or regulatory authority with respect to the condition, use or operation of any of its properties or assets and (C) has not received any notice from any governmental or regulatory authority or other person or entity with respect to any violation of or liability under any Environmental Law.

              (b) To the best of Seller's knowledge, no lien or encumbrance arising under any Environmental Law has attached to any of the properties or assets of the Seller.

       5.20   PATENTS, TRADEMARKS AND COPYRIGHTS.

              (a) Seller owns all patents, trademarks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth on SCHEDULE 5.20 hereto is a true and correct description of the following ("Proprietary Rights"):

              (1) All trademarks, trade names, service marks and other trade designations, including common-law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party (including expiration dates if applicable); and

              (2) All agreements relating to technology, know-how or processes that Seller is licensed or authorized to use by others, or which it licenses or authorizes others to use.

              (b) Seller has the sole and exclusive right to use the Proprietary Rights identified in SCHEDULE 5.20 without infringing or violating the rights of any third parties. No consent of third parties will be required for the use thereof by Buyer upon consummation of the transactions contemplated by this Agreement. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and Seller does not know of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

              (c) Seller has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Seller infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the best of the knowledge of Seller, are threatened which challenge the rights of Seller with respect thereto. Seller has not given nor is Seller bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by Seller.

       5.21 DISCLOSURE. No representation or warranty by Seller in this Agreement, and no statement respecting Seller contained in any other agreement or document contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading. Except as disclosed herein, there is no matter that materially adversely affects or to the knowledge of Seller will in the future materially adversely affect the Business or the Assets other than general economic conditions.

                                   ARTICLE 6

                     BUYER'S REPRESENTATIONS AND WARRANTIES

       Buyer represents and warrants to Seller as follows:

       6.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

       6.2 AUTHORITY. Buyer has full power and authority (corporate and otherwise) to conduct its business as now being conducted and to execute and deliver this Agreement and all of the other agreements and documents contemplated hereby and to carry out the terms and obligations hereof and thereof. Buyer has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and all of the other agreements and documents contemplated hereby.

       6.3 EXECUTION AND DELIVERY. This Agreement has been, and the other agreements and documents contemplated hereby at Closing will be, duly executed by Buyer and each constitutes the valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

       6.4 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS. Buyer is not in violation of or default under, and the execution, delivery and performance of this Agreement will not violate or be in conflict with (a) any material provision of any contract or other agreement to which Buyer is a party or by which any of its assets are bound; (b) any provision of the charter or Bylaws of Buyer; (c) any federal, state or local law, statute, regulation or ordinance applicable to the business or any of the assets of Buyer; or (d) any of Buyer's permits or licenses affecting or relating to its assets or business. To the best of Buyer's knowledge, Buyer is in compliance with all federal, state or local law, statute, regulation or ordinance governing or applicable to its business or assets.

       6.5 LITIGATION. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Buyer, threatened against Buyer that questions or might question the validity of this Agreement or any actions taken or to be taken by Buyer pursuant hereto or seeks to enjoin or otherwise restrain the Transaction.

       6.6 CONSENTS. No approval, consent, authorization or action of or filing with, any governmental body or other third party is required on the part of Buyer in connection with (a) the execution, delivery or performance by Buyer of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Buyer of the Transaction, including, without limitation, the assumption by Buyer of the Assumed Contracts.

       6.7 DISCLOSURE. No representation or warranty by Buyer in this Agreement, and no statement respecting Buyer contained in any other agreement or document contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading.

                                   ARTICLE 7

                               BUYER'S COVENANTS

       Buyer agrees that, subsequent to the execution of this Agreement, on or prior to the Closing:

       7.1 CONSUMMATION OF TRANSACTION. Buyer agrees to use all reasonable efforts to cause the consummation of the Transaction in accordance with the terms and conditions of this Agreement.

       7.2 TRANSFER OF BUSINESS AND ASSETS. On the Closing Date, Buyer shall have taken all steps reasonably necessary to ensure that the Business and Assets acquired pursuant to the terms of this Agreement shall be transferred to Train simultaneously with the Closing.

       7.3 NO DISCLOSURE OR NEGOTIATION WITH OTHERS. Buyer shall prevent the disclosure to the public or any third party of any of the terms or conditions hereof without the prior written consent of Seller (except as otherwise required by applicable law).

                                   ARTICLE 8

                               SELLER'S COVENANTS

       Seller agrees that, subsequent to the execution of this Agreement, on or prior to the Closing:

       8.1 CONSUMMATION OF TRANSACTION. Seller agrees to use all reasonable efforts to cause the consummation of the Transaction in accordance with the terms and conditions of this Agreement.

       8.2 BUSINESS OPERATIONS. Seller shall operate the Business only in the ordinary course and will not, without the prior written consent of Buyer, introduce any new method of management of operation and Seller shall use all reasonable efforts to preserve the Business intact and to retain its present customers and suppliers. Seller shall not take any action that might reasonably be expected to have a material adverse effect on the Business or the Assets without the prior written consent of Buyer or take or fail to take any action that would cause or permit the representations made in ARTICLE 5 hereof to be inaccurate at the time of Closing or preclude Seller from making such representations and warranties at the Closing.

       8.3 ACCESS. Upon reasonable prior notice, Seller shall permit Buyer and its authorized representatives reasonable access during normal business hours to, and make available for inspection, all of the Assets and Business of Seller, and furnish Buyer all documents, records and information, including, but not limited to, financial statements, projections and customer lists, solely with respect to the Business and Assets as Buyer and its representatives may reasonably request, all for the sole purpose of permitting Buyer to become familiar with the Business and Assets of Seller.

       8.4 MATERIAL CHANGE. Prior to the Closing, Seller shall promptly inform Buyer in writing of any material adverse change to the Business or the Assets, including, without limitation, the updating of any schedules hereto. Notwithstanding the disclosure to Buyer of any such material adverse change, Seller shall not be relieved of any liability to Buyer pursuant to this Agreement for, nor shall the providing of such information by Seller to Buyer be deemed a waiver by Buyer of, the breach of any representation or warranty of Seller contained in this Agreement.

       8.5 APPROVALS OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, Seller will use its reasonable good faith efforts to secure all necessary approvals and consents of third parties, including, but not limited to, those consents listed on SCHEDULE 5.5 hereto and consents to the Lease Assignments necessary for the consummation of the Transaction.

       8.6 CONTRACTS. Except with Buyer's prior written consent, Seller shall not waive any material right or cancel any material contract, debt or claim that constitutes an Asset or which would constitute an Asset.

       8.7 LIENS. Except with Buyer's prior written consent, Seller shall not permit any new Lien to attach to any of the Assets, whether now owned or hereafter acquired.

       8.8 MATERIAL CONTRACTS. Seller shall not, without the consent of Buyer, incur any obligation outside of the ordinary course of business; make any purchases outside of the ordinary course of business in the aggregate; increase the compensation paid or payable to any officer, director, employee or agent of Seller; or otherwise take any action outside the ordinary course of business.

       8.9    NO DISCLOSURE OR NEGOTIATION WITH OTHERS.

              (a) Seller shall prevent the disclosure to the public or any third party of any of the terms or conditions hereof without the prior written consent of Buyer (except as otherwise required by applicable law), and as long as this Agreement shall remain effective, neither Seller, nor any officer, director, shareholder, Employee or agent of Seller will negotiate with any other person with respect to the sale of the Business or any portion thereof or solicit any interest of any other person with respect to such sale.

              (b) Seller will not, and will use its best efforts to cause its officers, directors, employees, agents and stockholders not to, solicit or encourage, directly or indirectly, in any manner, any discussion with, or furnish or cause to be furnished any information to, any third party in connection with, or negotiate for or otherwise pursue, the sale of the common stock of the Seller, all or substantially all of the assets of the Seller or any portion or all of its Business, or any business, or any business combination or merger of the Seller with any other third party. The Seller will promptly inform Buyer of any inquiries or proposals with respect to any of the matters set forth in this SECTION 8.9.

       8.10 NAME CHANGE. As soon as practicable after the execution of this Agreement, Seller will take all action required by applicable law to effect an abandonment of the name "Alliance Training Center," effective as of the Closing Date and to transfer such name to Buyer.

       8.11 INSURANCE. Seller shall assist Buyer in making arrangements to obtain insurance with respect to the Business and Assets substantially identical to the insurance currently held by Seller.

                                   ARTICLE 9

                          BUYER'S CONDITIONS PRECEDENT

       Except as may be waived in writing by Buyer, the obligations of Buyer hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

       9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had made on and as of the Closing Date, except (a) with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date) and (b) for changes that occur after the date hereof that are expressly permitted by the terms of this Agreement or in writing by Buyer, and at Closing, Seller shall certify to that effect.

       9.2 COVENANTS. Seller shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing, and at Closing, Seller shall certify to that effect.

       9.3 ACTIONS AT CLOSING. Seller shall have taken all actions required of it pursuant to SECTION 3.2 of this Agreement.

       9.4 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing or otherwise, asserted, instituted or entered to restrain or prohibit the carrying out of the Transaction.

       9.5 NO MATERIAL ADVERSE CHANGE. No material adverse change to the Business or the Assets shall have occurred, or an event which with the passage of time might result in such material adverse change, after the date hereof and prior to the Closing.

                                   ARTICLE 10

                         SELLER'S CONDITIONS PRECEDENT

       Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

       10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except (a) with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date) and (b) for changes that occur after the date hereof that are expressly permitted by the terms of this Agreement or by Seller, and at Closing, Buyer will certify to that effect.

       10.2 COVENANTS. Buyer shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing, and at Closing, Buyer shall certify to that effect.

       10.3 ACTIONS AT CLOSING. Buyer shall have taken all actions required of it pursuant to SECTION 3.3 of this Agreement.

       10.4 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the Transactions.

                                   ARTICLE 11

                               ASSUMED OBLIGATIONS

       At Closing, Buyer agrees to assume Seller's obligations (a) under the Assumed Contracts listed on SCHEDULE 1.2(c), (b) under the Real Property Leases, as provided in the Lease Assignments, and (c) under the Assumed Liabilities listed on SCHEDULE 2.1 and only such obligations. Anything in this Agreement or elsewhere to the contrary notwithstanding, in no event shall Buyer be required to assume or in any way become responsible or liable for, or be deemed to have assumed or become liable or responsible for, any duty, obligation, debt or liability of Seller, whether or not related to the Business or the Assets, except as specifically provided herein and in the Lease Assignments, or otherwise expressly assumed in writing by Buyer; it being expressly acknowledged that it is the intention of the parties hereto that all duties, obligations, debts and liabilities of Seller (other than obligations expressly assumed by Buyer herein, in the Assumption, or in the Lease Assignments) shall be and remain solely the duties, obligations, debts and liabilities of Seller. Specifically, and without implied limitation of the foregoing, Buyer shall not assume or agree to pay, perform or discharge any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, based on or arising out of or in connection with (i) any defects in products sold, rented or distributed by Seller prior to the Closing, (ii) any implied or express warranties relating to such products, or
(iii) any bulk sales or bulk transfer laws (it being the intent of the parties that Seller shall be liable for all such liabilities and obligations regardless of whether such liabilities and obligations are initially the liabilities and obligations of Seller or Buyer).

                                   ARTICLE 12

                      ACCESS AND INFORMATION AFTER CLOSING

       For the time period of two years following the Closing, Buyer shall give Seller reasonable access, including the right to make copies thereof, during normal business hours to the books and records described in SECTION 1.2(e), the originals of which have been transferred to Buyer. Buyer shall keep such books and records in accordance with its normal document retention practices. In the event Buyer wishes to destroy any of such books and records within five (5) years after the Closing Date, it shall first give 45 days' prior written notice to Seller, and Seller shall thereupon have the right, at its option, upon prior written notice to Buyer within such 45-day period, to take possession of said books and records within 30 days after the date of Seller's notice to Buyer.

                                   ARTICLE 13

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                  AGREEMENTS AND OBLIGATIONS; INDEMNIFICATION

       13.1 SURVIVAL. The representations, warranties, obligations, covenants, indemnities and agreements of Seller and Buyer contained in this Agreement shall survive the Closing Date for a period of two (2) years. Said representations, warranties, obligations, covenants, indemnities and agreements shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation during such two-year period made by or on behalf of any party hereto or any information any party may have with respect thereto. If written notice of a claim has been given in good faith prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

       13.2 INDEMNIFICATION BY SELLER. Seller hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless Buyer, its affiliates, and their respective officers, directors, stockholders and employees from and against, any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, clean-up costs, fines, assessments, charges and costs (including, without limitation, reasonable attorneys' fees, costs of investigation and court costs) (collectively, "LOSSES") imposed on, incurred by or asserted against such person or entity (or any of them) in any way relating to or arising from or out of (a) any liability, obligation, contract, debt, lien, litigation, dispute or commitment of Seller, including, without limitation, any product liability or breach of warranty claims relating to products sold by Seller or any liability arising from any bulk sale or bulk transfer law, other than obligations expressly assumed by Buyer herein or in the Lease Assignments, the Assumed Liabilities or the Assumed Contracts; (b) any act or omission of Seller prior to or at the Closing; (c) the use, ownership or operation of the Assets or the conduct of the Business prior to or at the Closing; (d) the breach of any covenant of Seller or the failure of Seller to perform any obligation of Seller contained in this Agreement or in the other agreements and documents contemplated hereby; (e) any inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement or any other agreement or document contemplated hereby; (f) all tax liabilities of Seller, other than (i) all real property taxes for the Leased Properties that are attributable to periods subsequent to the Closing and for which the tenant is responsible under the

Real Property Leases, and (ii) all personal property taxes of Seller that are attributable to periods subsequent to the Closing; (g) any failure to comply with applicable bulk sales laws in connection with the Transaction and (h) any liability to Employees or former employees of Seller or their beneficiaries arising prior to or at the Closing Date from the employment or severance of such Employees or former employees by Seller or their rights to benefits under the Seller's group health or other employee benefit plans.

       13.3 INDEMNIFICATION BY BUYER. Buyer hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless Seller and its officers, managers, members and Employees from and against, any Losses imposed, incurred by or asserted against such person or entity (or any of them) in any way relating to or arising from or out of (a) the obligations expressly assumed by Buyer hereunder or under the Assumed Contracts, the Assumed Liabilities or under the Lease Assignments; (b) any act or omission of Buyer after the Closing; (c) the use, ownership or operation of the Assets or the conduct of the Business by Buyer after the Closing; (d) the breach of any covenant of Buyer or the failure of Buyer to perform any obligation of Buyer contained herein or in any other agreement or document contemplated hereby; and (e) any inaccuracy in or breach of any representation or warranty of Buyer under this Agreement or any other agreement or document contemplated hereby.

       13.4 NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations in this Agreement would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that: (a) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful; and (b) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to the claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. As reasonably requested by the indemnified party, the indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions.

Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party, provided, however, that the separate counsel selected by the indemnified party shall be approved by the indemnifying party, which approval shall not be unreasonably withheld. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. Provided however, before settling the indemnified party shall first use reasonable efforts to obtain the consent to that settlement from the indemnifying party, which consent shall not be unreasonably withheld. After using reasonable efforts without success the indemnified party may settle without the consent of the indemnifying party without any prejudice to its claim for indemnity. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

       13.5 SET-OFF. Buyer shall have the right to set-off, upon written notice to Seller, for any undisputed amounts payable by Seller to Buyer pursuant to claims for indemnification hereunder against, (a) any amount at any time payable by Buyer or any assignee of Buyer to Seller or any creditor of Seller under or pursuant to this Agreement and/or any other agreements now or hereafter entered into between Seller or any creditor of Seller and Buyer or any assignee of Buyer, and (b) for any amounts owing to Christina Ploof pursuant to the Employment Agreement.

                                   ARTICLE 14

                                 MISCELLANEOUS

       14.1 NOTICES. Any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the use of personal delivery or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges for such delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 14.1. All communications must be in writing and addressed as follows:

              SELLER: JCAP, Inc., d/b/a Alliance Training Center 1401 North Central Expressway, Suite 370 Richardson, Texas 75080
                                     Attention:  Ms. Christine Ploof

              WITH A COPY TO:        Fischer & Sanger
                                     5956 Sherry Lane, Suite 1204
                                     Dallas, Texas 75225
                                     Attention:  Laurence S. Sanger, Esq.

              AND:                   EBJ International Consultants, Inc.
                                     7229 South Janmar Circle
                                     Dallas, Texas 75230
                                     Attention:  Mr. Eugene B. Jacobson

              BUYER:                 Diversified Corporate Resources, Inc.
                                     12801 North Central Expressway, Suite 350
                                     Dallas, Texas 75243
                                     Attention: Mr. M. Ted Dillard, President

              WITH A COPY TO:        Train International, Inc.
                                     12801 North Central Expressway, Suite 500
                                     Dallas, Texas  75243
                                     Attention:  Mr. John Wilson, President

              WITH A COPY TO:        Jenkens & Gilchrist,
                                     a Professional Corporation
                                     1445 Ross Avenue, Suite 3200
                                     Dallas, Texas  75202
                                     Attention:  Mark D. Wigder, Esq.

       14.2 FURTHER COOPERATION. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the Transaction in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

       14.3 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

       14.4 ASSIGNABILITY; BINDING EFFECT. Neither party shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party; PROVIDED, HOWEVER, Buyer shall have the right to assign this Agreement to any subsidiary of Buyer, including, but not limited to, Train, without the prior written consent of Seller. Any assignment made or attempted in violation of this SECTION 14.4 shall be void and of no effect. This Agreement shall be binding upon, and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not be deemed to create or confer any rights, benefits or interests in any other persons, except through the parties hereto, nor shall anything in this Agreement act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

       14.5 EXHIBITS AND SCHEDULES. The exhibits and schedules to this Agreement (and any appendices thereto) referred to in this Agreement and attached hereto are and shall be incorporated herein and made a part hereof for all purposes as though set forth herein verbatim.

       14.6 SECTIONS AND ARTICLES. All sections and articles referred to herein are sections and articles of this Agreement. Descriptive headings as to the contents of particular articles and sections are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

       14.7 ENTIRE AGREEMENT. This Agreement and the other agreements, documents and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

       14.8 GENDER; PLURALS. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders and each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.

       14.9 EXPENSES. Seller shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), and Buyer shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), in connection with this Agreement and the consummation of the Transaction.

       14.10 BROKERAGE FEES AND COMMISSIONS. Neither Seller, on one hand, nor Buyer, on the other, shall have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the other.

       14.11 WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such action shall be evidenced by a signed written notice given in the manner provided in SECTION 14.1 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to SECTION 14.1 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

       14.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

       14.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

       14.14 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

       14.15 ATTORNEYS' FEES AND COSTS. In the event attorneys' fees or other costs are incurred to enforce, through legal action, any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

       14.16 SEVERABILITY. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this

Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

       14.17 PUBLIC ANNOUNCEMENTS; DISCLOSURE. The parties shall mutually review and approve the text and timing of any and all public or private disclosures or announcements and press releases with respect to the Transaction. Neither party shall have the right to make any disclosure of this Agreement and related agreements or announcement without the prior consent of the other, unless otherwise required by applicable legal requirements, for purposes of consummating the Transaction, for financial accounting purposes, or to enforce its rights under this Agreement.

       14.18 ADVICE OF COUNSEL. Each of the undersigned has read this Agreement, has had the opportunity to consult with legal counsel concerning the matters contained herein, and has either obtained legal counsel with respect to such matters and the execution of this Agreement, or has voluntarily waived such right.

       14.19  CONFIDENTIALITY.

              (a) Except as may be required by law or court order, Buyer agrees, and shall use its best efforts to cause its officers, directors, employees, agents and stockholders, not to disclose or divulge any Seller Confidential Information (as defined below), or any part thereof, to any third party, and not to use the Seller Confidential Information, or any part thereof, in any manner or for any purpose other than in determining its interest in entering into the transactions contemplated by this Agreement.

              (b) Except as may be required by law or court order, Seller agrees, and shall use its best efforts to cause its officers, directors, employees, agents and stockholders, not to disclose or divulge any Buyer Confidential Information (as defined below), or any part thereof, to any third party, and not to use the Buyer Confidential Information, or any part thereof, in any manner or for any purpose other than in determining its interest in entering into the transactions contemplated by this Agreement.

              (c) As used in this Agreement, "SELLER CONFIDENTIAL INFORMATION" means any and all information and compilations of data (in any form whatsoever, tangible or intangible) relating in any way to Seller and its business, assets and customers, including, without limitation, all accounting, financial and business information, employment and personnel information, contracts, marketing plans, price lists and information, customer lists and information, and all other data and records which are or may be used by or useful to Seller; PROVIDED, HOWEVER, Seller Confidential Information does not include information that (i) is or becomes generally available to the public other than by the Buyer; (ii) is lawfully obtained by the Buyer from a third party; provided that the third party is not, to the Buyer's knowledge, bound by a nondisclosure agreement with respect to the information, or (iii) is subsequently developed by the Buyer from independent sources.

              (d) As used in this Agreement, "BUYER CONFIDENTIAL INFORMATION" means any and all information and compilations of data (in any form whatsoever, tangible or intangible) relating in any way to the Buyer or its affiliates, and their respective businesses, assets and customers, including, without limitation, all accounting, financial and business information, employment and personnel information, contracts, marketing plans, price lists and information, customer lists and information, and all other data and records which are or may be used by or useful to the Buyer or its affiliates; PROVIDED, HOWEVER, Buyer Confidential Information does not include information that (i) is or becomes generally available to the public other than by the Seller; (ii) is lawfully obtained by the Seller from a third party; provided that the third party is not, to the Seller's knowledge, bound by a nondisclosure agreement with respect to the information, or (iii) is subsequently developed by the Seller from independent sources.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto effective as of the date first hereinabove written.

SELLER:                                BUYER:

JCAP, INC., d/b/a ALLIANCE             DIVERSIFIED CORPORATE
  TRAINING CENTER,                       RESOURCES, INC.,
a Texas corporation                    a Texas corporation

By:                                    By:
   --------------------------             --------------------------
Name:                                  Name:
     ------------------------               ------------------------
Title:                                 Title:
      -----------------------                -----------------------


FOR PURPOSES OF SECTION 13.5
ONLY:


-----------------------------
Christine Ploof

                                   EXHIBIT A

                              EMPLOYMENT AGREEMENT

                                   EXHIBIT B

                                  BILL OF SALE

                                   EXHIBIT C

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                SCHEDULE 1.1(k)

                               INTANGIBLE ASSETS

                                SCHEDULE 1.2(a)

                              REAL PROPERTY LEASES

                                SCHEDULE 1.2(c)

                               ASSUMED CONTRACTS

                                  SCHEDULE 1.3

                                EXCLUDED ASSETS

                                  SCHEDULE 2.1

                              ASSUMED LIABILITIES

                                  SCHEDULE 5.5

                                    CONSENTS

                                  SCHEDULE 5.6

                             PERMITTED ENCUMBRANCES

                                 SCHEDULE 5.13

                                   LITIGATION

                                 SCHEDULE 5.14

                        EXCEPTIONS TO GROUP HEALTH PLANS

                                 SCHEDULE 5.16

                         UNAUDITED FINANCIAL STATEMENTS

                                 SCHEDULE 5.17

                                ACCOUNTS PAYABLE

                                 SCHEDULE 5.19

                     ENVIRONMENTAL MATTERS; OSHA COMPLIANCE

                                 SCHEDULE 5.20

                       PATENTS, TRADEMARKS AND COPYRIGHTS

                                  SCHEDULE 2.2

                           PURCHASE PRICE ALLOCATION